EXHIBIT 10.16

Amendment to Paragraph 2 of Stock Plan for Non-Employee Directors,

Effective February 11, 2001

The plan shall be administered, construed and interpreted by a committee (the "Committee") which shall consist of not less than two members of the board of Directors of LabOne who are not eligible to receive grants under Section 4 of the Plan; provided, however, that if only one member of the Board of Directors is eligible to receive grants under Section 3 of the Plan, the committee shall consist of one member.